FOR IMMEDIATE RELEASE

CONTACTS:
Investors
Laura Rossi
InvestorRelations@amerantbank.com
(305) 460-8728

Media
Silvia M. Larrieu
MediaRelations@amerantbank.com
(305) 441-8414

Amerant Bancorp Closes $135 Million Sale and Leaseback
of its Coral Gables Headquarters

Transaction results in significant increase in capital, demonstrates commitment to increase percentage of earning assets to total assets

CORAL GABLES, FL (Dec. 15, 2021) – Amerant Bancorp Inc. (NASDAQ: AMTB) (the “Company” or “Amerant”) today announced that its subsidiary, 220 Alhambra Properties LLC (“220 Alhambra”), completed the sale of its Coral Gables, FL, headquarters to FNLI Audax LLC in an all-cash transaction at the previously disclosed price of $135 million.

The property located at 220 Alhambra Circle, Coral Gables, Florida 33134, includes approximately 177,000 square feet in office space, 134,000 square feet in parking space, and serves as the corporate headquarters for Amerant Bancorp Inc. As of September 30, 2021, the net carrying value of the property was $71.3 million. In the fourth quarter of 2021, the Company expects to record a pre-tax gain of approximately $62.4 million, net of approximately $2.6 million of transaction costs, and the resulting gain on the sale to be taxable at the applicable all-in tax rate. The Company expects tangible book value per common share to increase by approximately $1.22 per common share, as a result of this event.

As part of this transaction, 220 Alhambra has entered into an 18-year triple net leaseback agreement at an approximate rate of $43 per square foot during the first year. The Company expects to record a right-of-use asset and lease liability of $91.4 million, in connection with this lease, as of December 31, 2021.

“The current market conditions, combined with the terms of the leaseback agreement, make this a very positive move for the Company both in the near and long term,” said Jerry Plush, vice chairman & CEO of Amerant. “We previously stated that one of our goals was to reduce the level of fixed assets on our balance sheet, and this transaction is a significant step towards achieving that."

Plush added, “We fully intend to maintain our corporate headquarters in the city of Coral Gables and continue to support the surrounding community for many years to come."

STREAM Capital Partners was the exclusive real estate advisor to Amerant on this transaction.

###

About Amerant Bancorp Inc. (NASDAQ: AMTB)
Amerant Bancorp Inc. is a bank holding company headquartered in Coral Gables, Florida since 1979. The Company operates through its main subsidiary, Amerant Bank, N.A. (the “Bank”), as well as its other subsidiaries: Amerant Investments, Inc., Elant Bank and Trust Ltd., and Amerant Mortgage, LLC. The Company provides individuals and businesses in the U.S., as well as select international clients, with deposit, credit and wealth management services. The Bank, which has operated for over 40 years, is the second largest community bank headquartered in Florida. The Bank operates 24 banking centers – 17 in South Florida and 7 in Houston, Texas. For more information, visit investor.amerantbank.com.

Cautionary Notice Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, including statements regarding the estimated impact of the sale and leaseback transaction on the Company’s financial statements for the year ending December 31, 2021, the estimated increase in tangible book value per common share as a result of this transaction as well as statements with respect to the Company’s objectives, expectations and intentions and other statements that are not historical facts. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target,” “goals,” “outlooks,” “modeled,” “dedicated,” “create,” and other similar words and expressions of the future.

Forward-looking statements, including those as to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve risks, uncertainties, and other factors, which may be beyond our control, and which may cause the Company’s actual results, performance, achievements, or financial condition to be materially different from future results, performance, achievements, or financial condition expressed or implied by such forward-looking statements. You should not rely on any forward-looking statements as predictions of future events. You should not expect us to update any forward-looking statements, except as required by law. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, together with those risks and uncertainties described in “Risk factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2020, in our quarterly report on Form 10-Q for the quarter ended June 30, 2021 and in our other filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website www.sec.gov.